Exhibit 99.2

QR Srl
FINANCIAL STATEMENTS AS OF MARCH 31, 2007 (Unaudited)

QR Srl
BALANCE SHEET
(UNAUDITED)
(EUROS)
March 31, 2007

ASSETS

Current assets:
Cash and cash equivalents	1,066,094
Accounts receivable, less allowance for doubtful accounts of €235.043	925,962
Inventories	711,920
Prepaid expenses and other current assets	41,326
Advances	18,981
Deferred Income taxes	525,027
Total current assets	3,289,310

Tangible fixed assets, net of accumulated depreciation of €53,244	120,558

Total Assets	3,409,868

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	649,460
Other creditors and accrued expenses	885,011
Compensation payable- related parties	55,000
Total current liabilities	1,589,471

Non current liabilities:	613
Severance indemnity	192,071
Total non current liabilities:	192,684

Total liabilities	1,782,155

Shareholders' Equity:
Share capital QR S.r.l.	10,400
Earnings retained and reserves	1,549,127
Net Income	68,186
Total shareholders' equity	1,627,713

Total Liabilities and Shareholders' Equity	3,409,868

See Notes to Financial Statements	2

QR Srl
STATEMENTS OF OPERATIONS
(UNAUDITED)
(EUROS)
	Three Months Ended
	March 31, 2007
	2007	2006

Net Sales	1,321,356	1,373,782
Cost of Sales	552,054	559,773
Gross profit	769,302	814,009

Selling, General and Administrative Expenses	488,841	563,573
Research & Development Expenses	128,431	187,087
	617,272	750,660

Operating profit	152,030	63,349

Interest income, net	7,376	826

Income before income taxes	159,406	64,175

Income taxes	91,220	71,112

Net Income (loss)	68,186	(6,937)

See Notes to Financial Statements	3

QR Srl
STATEMENTS OF SHAREHOLDERS' EQUITY
(UNAUDITED)
(EUROS)
FOR THE THREE MONTHS ENDED MARCH 31, 2007 and 2006

	Share capital QR S.r.l.	Earnings retained and reserves	Total

Balances January 1, 2006	10,400	1,179,934	1,190,334

Adjustment to the value of the busines purchased from NIM, treated as distribution		(784,654)	(784,654)
Deferred tax thereon		292,283	292,283
Net income (loss) three months ended March 31, 2006		(6,937)	(6,937)

Balance March 31, 2006	10,400	680,826	691,026

Balances January 1, 2007	10,400	1,549,127	1,559,527

Net income three months ended March 31, 2007	0	68,186	68,186

Balance March 31, 2007	10,400	1,617,313	1,627,713

See Notes to Financial Statements	4

QR Srl
STATEMENTS OF CASH FLOWS
(UNAUDITED)
(EUROS)
	Three Months Ended
	March 31, 2007
	2007	2006

Cash Provided by (Used for) Operating activities:
Net income (loss)	68,186	(6,937)

Adjustements to reconcile net income (loss) to net cash provided by operating activities
Depreciation of fixed assets	8,237	15,776
Change in deferred income taxes	17,248	7,977
Changes in assets and liabilities:
(Increase) decrease in receivables	245,751	556,279
(Increase) decrease in inventories	(41,687)	191,549
(Increase) decrease in prepaid expenses and other assets	33,082	18,872
Increase (Decrease) in accounts payable - trade	(46,189)	(51,179)
Increase (Decrease) in accued expenses, other liabilities	(142,494)	324,478
Increase (Decrease) in royalties, related parties	(528,402)	(487,363)
Increase (Decrease) in indemnity provision	11,450	9,294
Increase (Decrease) in severance indemnity paid	0	(4,651)
Net cash provided by operating activities	(374,818)	574,095

Cash Provided by (Used for) Investing Activities:
Capital expenditures, net	(8,960)	0
Cash used for purchase of business from NIM, a related party	(200,000)	(776,493)
Related party debt	0	950,000
Net cash provided (used) by investing activities	(208,960)	173,507

Cash Provided by (Used for) financing activities:
Decrease in related party debt	0	(550,000)
Net cash provided by (used) for financing activities	0	(550,000)

Cash and cash equivalents:
Increase (Decrease) in cash during the period	(583,778)	197,602
Cash at the beginning of the year	1,649,872	1,457,181
Less cash decrease due to removal of NIM from the Combination	0	(469,082)
Cash as at end of the period	1,066,094	1,185,701

Notes:
1. The purchase of the business from NIM is represented by:
Value and transaction costs charged to retained earnings
Inventories		784,654
Fixed assets		247,464
Less: termination indemnities assumed		42,954
Unpaid portion		(98,579)
Net		976,493

2. The removal of NIM from Combination is represented by:
Accounts recievable and prepaid expenses
Accounts payable and accruals
Long term payables related parties
Fixed assets
Increases in net equity
Net decrease in cash and cash equivalents

See Notes to Financial Statements	5

QR Srl
Notes to Financial Statements
Unaudited

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPAL BUSINESS ACTIVITES:

The financial information herein is unaudited.  However, in the opinion of management, such information reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for the periods being reported.  Additionally, it should be noted that the accompanying financial statements do not purport to contain complete disclosures required for annual financial statements in conformity with generally accepted accounting principles.

The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results of operations for the full calendar year ending December 31, 2007.

The financial statements include the accounts of Quantitative Radiology Srl (“QR”).  QR was incorporated in January 1990 under the laws of Italy.  QR is located in Verona, Italy.  As of March 31, 2007, QR was owned by Nim srl, (50%), (“NIM”), Verfid srl, (42.50%), (a related entity) and a related individual (7.5%).  QR is engaged in the business of designing, developing and manufacturing three-dimensional equipment for generating, capturing and/or producing dental diagnostic images through digital imaging technologies. These products, which are used by medical and dental professionals, are marketed and sold by QR to worldwide markets directly and through independent and unaffiliated distributors.

The preparation of the financial statements in conformity with United States generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The principal accounting policies applied are as follows:

Intangible fixed assets
The costs of computer software developed or acquired for internal use incurred during the preliminary project stage are expensed as incurred.  Costs incurred during the application development stage are capitalized.  Costs incurred during the post-implementation or operation stage are expensed as incurred.

Intangible fixed assets are stated at cost and are amortized on a straight line basis over the period of expected future benefit as follows:

Software	3 years
Other	5 years

Tangible fixed assets
Tangible fixed assets are stated at purchase cost.  The book value includes any ancillary costs and the costs incurred for the use of the asset, less any trade discounts and any significant cash discounts.  Assets are written down to reflect any other than temporary impairment in value; the original value is reinstated in subsequent periods if the reasons for such write downs no longer exit.

The depreciation charged to the statement of operations has been calculated on the basis of their useful lives, taking into account their use, destination and economic-technical life, over the following estimated useful lives:

Tools, furniture and other equip.	6.66 years
Cars	4 years
Electronic machines	5 years
Leasehold improvements	Contract duration
Office furniture	8 years
Other	5 years

Ordinary repair and maintenance costs are charged to the statement of operations in the year they are incurred. Alterations and major overhauls that extend the life or increase the capacity of the assets are capitalized.

Sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the accounts with any resulting gain or loss reflected in the statement of operations.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.  The amount of impairment loss, if any, is measured as the difference between the net book value of the asset and its estimated fair value.

Cash and cash equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable
Accounts receivable are stated at estimated realizable value.  The nominal value has been adjusted to the presumed realizable value by means of a provision for bad debts taking into account the general economic conditions, the state of the company’s industry sector, the country risk and the solvability of the customers.

Accounts payable
Accounts payable are recorded at invoice values, adjusted by any returns of goods or credit notes.

Accruals, prepayments and deferrals
Costs and revenues applicable to more than one accounting period are recorded under this heading to reflect the accrual accounting principle.

Inventories
Raw materials, auxiliary materials and semi-finished and finished products are valued at the lower of cost or market. Cost is determined using an “identified cost”, approximating the FIFO method for raw materials and components and such content in semi-finished and finished products.  Direct labor costs and manufacturing overheads are included in the valuation of the latter two categories.  Demonstration equipment with customers is valued at manufacturing costs, reduced for reduction in value in view of its technical obsolescence, over periods not exceeding five years.

Provision is made for potential losses on obsolete or slow-moving inventories, taking into account their expected future use and estimated realizable value.

Employee severance indemnities
This provision is set up in accordance with current Italian legislation and labor contract and reflects the liability accrued to all employees as at the balance sheet date.

Pensions
The Company has no voluntary pension plan; it contributes to obligatory State plans, where after payment of monthly contributions it has no further obligations.

Recognition of income
Revenue is recognized when persuasive evidence of an arrangement exists, the product has been delivered, the rights and risks of ownership have passed to the customer, the price is fixed and determinable, and collection of the resulting receivable is reasonably assured.  For arrangements which include customer acceptance provisions, revenue is not recognized until the terms of acceptance are met.  Reserves for sales returns and allowances are estimated and provided for at the time of shipment. Financial income and income from the provision of services is recognized on an accruals basis, when services are rendered.
Revenues and proceeds, costs and charges related to transactions in foreign currencies are determined at the exchange rate in force at the date when the relevant transaction takes place.

For the three months ended March 31, 2007, three customers each aggregated approximately 10%, 16% and 19% respectively of net sales.  For the three months ended March 31, 2006, four customers each aggregated approximately 10%, 12%, 14% and 17% respectively of net sales.

Shipping costs
Shipping costs are included in are included in selling expenses.

Research and development
Research and development costs are recorded as expense in the year incurred. These costs are incurred in connection with the design and development of new or enhanced products.

Warranty costs
The Company generally warrants its products for one year after sale.  The Company provides for estimated future warranty costs at the time revenue is recognized, based on historical trends.

Foreign currency receivables and payables
Receivables and payables denominated in currencies other than the Euro are originally translated into Euro by adopting the accounting rates at the date of the respective transactions.  Exchange rate differences arising at the time of collection of receivables or settlement of payables are credited or charged to the statement of operations.

Income taxes
Current tax liabilities are provided at amounts due to tax authorities, based on reasonable estimates of taxation for the year.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the US GAAP financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair value of financial instruments
The carrying amounts of accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of the accounts.  The fair value of long-term payables approximates their carrying values based on the nature of the instruments.

Recent pronouncements
In June 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109, “Accounting for Income Taxes,” which clarifies accounting for and disclosure of uncertainty in tax positions. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation is effective for fiscal years beginning after December 15, 2006. The adoption of FIN No. 48 did not have a material effect on its financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”).  This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurements.  SFAS No. 157 applies to other accounting standards that require or permit fair value measurements. Accordingly, this statement does not require any new fair value measurement. This statement is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not expect the requirements of SFAS No. 157 to have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (“SFAS no. 159”).  SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.  The Company does not expect the requirements of SFAS No. 159 to have a material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective accounting standards, if currently adopted, would have a material effect on QR’s financial statements.

2.    Inventory

March 31, 2007
Euros
Raw materials, components and work in progress	504,281
Finished goods	207,639
Total	711,920

3.    Employee severance indemnities

Under Italian labor laws and regulations all employees are entitled to an indemnity upon termination of their employment relationship for any reason. The benefit accrues to the employee on a pro-rata basis during their employment period and is based on the individuals’ salary. The vested benefit payable accrues interest, and employees can receive advances thereof in certain specified situations, all as defined in the applicable labour contract. The reserve for termination indemnities shown in the financial statements reflects the total amount of the indemnities, net of any advances given, that each employee would be entitled to receive if termination were to occur as of the balance sheet date.

4.    Share capital

The share capital of QR is fully subscribed, paid-up and filed with the Companies’ Register.

5.    Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets reflect the tax rates expected to be in effect in the period in which the differences are expected to reverse.

The financial periods included in the financial statements are subject to review by the Italian tax authorities: The latter at times take views that differ from those of management in regard to tax deductibility of certain costs. Management believes that the provisions carried are adequate.

6.    Commitments and contingencies

The lease commitments under a long-term contract with NIM (a related party) for the rent of the premises are follows (Euros):

2007	83,160
2008	83,160
2009	83,160
2010	83,160
2011	83,160
415,800
2012-2015	332,640
Total	748,440

7.    Subsequent event

On April 19, 2007, the shareholders of QR sold all their shares in QR to a wholly-owned subsidiary of AFP Imaging Corporation (“AFP”), a New York corporation, for cash.  AFP plans to keep QR’s operations in Verona, Italy, and QR has become part of AFP’s Medical/Dental Business Segment.  Operating results for the period March 31, 2007 through April 19, 2007 were not material and are not included in these financial statements.